UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2006
SEARS HOLDINGS CORPORATION (Exact name of registrant as specified in charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-51217 (Commission File Number)	20-1920798 (IRS Employer Identification No.)

3333 Beverly Road Hoffman Estates, Illinois (Address of principal executive offices)		60179 (Zip code)
Registrant's telephone number, including area code: (847) 286-2500
(Former name or former address, if changed since last report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On April 12, 2006, the Registrant's stockholders approved the Registrant's 2006 Stock Plan (the "Stock Plan"), 2006 Associate Stock Purchase Plan (the "ASPP") and Umbrella Incentive Plan (the "UIP").

The following are brief descriptions of the material terms and conditions of the Stock Plan, the ASPP and the UIP. These descriptions are qualified in their entirety by reference to the complete texts of the Stock Plan, the ASPP and the UIP, copies of which are attached as Appendices C, B and D, respectively, to the Proxy Statement for the Annual Meeting of Stockholders of the Registrant held on April 12, 2006.

2006 Stock Plan

The Stock Plan was established to:

  allow the Registrant to attract and retain key employees;
  identify participants' interests with those of the Registrant's other stockholders; and
  promote the long-term financial interest of the Registrant, including growth in the value of its common stock and enhancement of long-term stockholder return.

Awards under the Stock Plan represent a grant of shares of the Registrant's common stock or a right to receive shares of its common stock. Awards may be "Restricted Stock" awards or "LTIP Awards" and certain other awards.

A "Restricted Stock" award is a grant of shares of the Registrant's common stock that is subject to risk of forfeiture or other restrictions that will lapse upon achievement of certain completion of service goals. Restricted Stock awards will vest as specified by the Compensation Committee of the Registrant's Board of Directors (the "Committee") at the time of grant, provided that the participant continues to be employed on the vesting date. In the event of the participant's death, disability, retirement or involuntary termination, the Committee may permit accelerated vesting.

An "LTIP Award" is a grant of shares of the Registrant's common stock in settlement of an award made under the UIP, or any long-term incentive plan or program established thereunder (the "LTIP Programs"). Awards under the LTIP Programs may be settled in shares of the Registrant's common stock if permitted by the Committee.

In addition to Restricted Stock awards and LTIP Awards, the Committee may use available stock under the Stock Plan as the form of payment for compensation or rights earned or due under any other compensation plans or arrangements.

Any key employee of the Registrant or any of its subsidiaries, including the Registrant's executive officers and approximately 150 other employees designated by the Committee, may be eligible to participate in the Stock Plan.

In the aggregate, a maximum of 1,000,000 shares, which represents less than 1% of the total shares of the Registrant's common stock currently outstanding, may be delivered to participants under the Stock Plan. Any shares covered by an award that are not delivered on an unrestricted basis (for example, because the award is forfeited, canceled, settled in cash or used to satisfy tax withholding obligations) will not be considered delivered to a participant for this purpose.

The maximum number of shares of the Registrant's common stock that may be issued to any participant in conjunction with Restricted Stock awards under the Stock Plan is 100,000 shares. For LTIP Awards, the maximum number of shares of the Registrant's common stock that may be issued under the Stock Plan to any participant is 100,000. The Committee may adjust these maximum levels, revise the number and kind of securities subject to awards and make any other adjustments it determines to be proper in the event of a corporate transaction or capital adjustment affecting the Registrant's common stock.

No awards may be granted under the Stock Plan after November 8, 2015.

2006 Associate Stock Purchase Plan

The ASPP provides eligible employees the opportunity to purchase shares of the Registrant's common stock at a discount through payroll deductions.

Full-time employees of the Registrant and each of its subsidiaries that has adopted the ASPP are eligible to participate in the ASPP once they have been employed for two months. An individual must be employed on the first day of a subscription period (as described below) in order to participate in the Purchase Plan for that subscription period.

The initial subscription period under the Purchase Plan will be a two-month subscription period beginning on August 1, 2006. Thereafter, each subscription period will consist of a three-month period beginning on the first day of each calendar quarter. Prior to the beginning of each subscription period, eligible employees may elect to have up to 20% of their cash compensation deducted and paid into the ASPP throughout the subscription period, subject to the annual limitation described below.

On the last day of each subscription period, the amount deducted from an employee's pay will automatically be applied toward the purchase of shares of the Registrant's common stock at a purchase price equal to 95% of the fair market value of a share of the Registrant's common stock on that day.

Under the ASPP, no employee may purchase more than $25,000 worth of stock in any calendar year (based on the fair market value of the Registrant's common stock on the first day of the applicable subscription periods), even if that amount is within the 20% deduction limit mentioned above. In addition, no employee may purchase more than 1,000 shares of stock during any subscription period, subject to adjustment in the event of any capital adjustment affecting the Registrant's common stock.

A maximum of 5,000,000 shares, which would represent approximately 3% of the total shares of the Registrant's common stock currently outstanding, may be sold under the ASPP. The Committee may adjust this number in the event of a capital adjustment affecting the Registrant's common stock.

The Committee or a subcommittee of the Committee will administer the Purchase Plan.

Umbrella Incentive Program

The UIP is a performance-based program designed to motivate the Registrant's salaried employees to achieve significant, lasting change that successfully positions the Registrant for future growth. Performance goals under the UIP are designed to align employees' financial incentives with the Registrant's financial goals.

The Committee may make an award to an eligible employee under the UIP, or from time to time may establish under the UIP annual and long-term incentive plans or programs for specific performance periods for specified groups of eligible employees and make awards under these plans, consistent with the terms of the UIP. The Registrant's 2005 Senior Executive Long-Term Incentive Program, 2005 Senior Executive SHC Annual Incentive Plan, 2006 Long-Term Incentive Program and 2006 Annual Incentive Plan are treated by the Registrant as established under, and a part of, the UIP.

An incentive award under the UIP is the grant of a right to receive a payment of cash (or, in the Committee's discretion, shares of the Registrant's common stock having a fair market value on the payment date equivalent to the cash otherwise payable). A participant's right to receive incentive awards may be contingent on the achievement of performance goals established by the Committee for the applicable performance period. The Committee may impose other conditions, restrictions and contingencies on any cash incentive award.

A U.S. income tax deduction will generally be unavailable to the Registrant for annual compensation in excess of $1 million paid to any of its five most highly compensated officers. However, amounts that constitute "performance-based compensation" are not counted toward the $1 million limit. Under the UIP, the Committee may issue both awards structured to satisfy the requirements for performance-based compensation outlined in Section 162(m) ("performance-based compensation") and awards not so structured. An award intended to be performance-based compensation will be conditioned on the achievement of one or more performance goals, to the extent required by Section 162(m). The performance goals that may be used for these awards will be based on any one or more of the performance measures specified in the UIP selected by the Committee.

For incentive awards intended to be performance-based compensation:

  No more than $5,000,000 may be paid to any individual for any performance period of one year (reduced pro rata for a performance period of less than one year); and
  No more than $15,000,000 may be paid to any individual for any performance period of three years (reduced pro rata for a performance period of less than three years).

The Committee may establish overlapping performance periods; provided that, to the extent that the performance periods applicable to any individual overlap, the maximum award limit (and the pro rata reduction required) with respect to the second performance period will be based on the portion of the period that does not overlap with the prior period.

The Committee will establish, not later than 90 days after the beginning of the performance period (but in no event after 25% of the performance period has elapsed), and while the outcome as to the performance goals is substantially uncertain, objective written performance goals for awards intended to be performance-based compensation. These goals will be based on one or more performance measures (as described below), and may be with respect to corporate performance,
  operating group or sub-group performance,
  individual company performance,
  other group or individual performance, or
  division performance.

Performance measures may be based on any one or more of the following share price,
  market share,
  cash flow,
  revenue,
  revenue growth,
  earnings per share,
  operating earnings per share,
  operating earnings,
  earnings before interest, taxes, depreciation and amortization, return on equity,
  return on assets,
  return on investment,
  net income,
  net income per share,
  economic value added,
  market value added,
  store sales growth,
  customer satisfaction performance goals measured by independent customer satisfaction and employee opinion surveys, and strategic business objectives, consisting of one or more objectives based on meeting specific cost or profit targets or margins, and
    business expansion goals.

In establishing any performance goals, the Committee may exclude the effects of the following items, to the extent identified in the Registrant's audited financial statements, including footnotes, or the Management's Discussion and Analysis of Financial Condition and Results of Operations accompanying those financial statements asset write-downs,
  litigation or claim judgments or settlements,
  extraordinary, unusual and/or nonrecurring items of gain or loss, gains or losses on acquisitions, divestitures or store closures, noncapital, purchase accounting items,
  changes in tax or accounting principles, regulations or laws, mergers or acquisitions,
  integration costs disclosed as merger-related,
  accruals for reorganization or restructuring programs,
  matters related to Kmart Corporation's Chapter 11 bankruptcy, and foreign exchange gains and losses.

Section 9 - Financial Statements and Exhibits

Item 9.01 - Financial Statements and Exhibits

(c) Exhibits
Exhibit 10.1

Registrant's 2006 Stock Plan, as amended (incorporated by reference to Appendix C to the Proxy Statement for the Annual Meeting of Stockholders of Registrant held on April 12, 2006 (the "Proxy Statement"))

Exhibit 10.2	Registrant's 2006 Associate Stock Purchase Plan (incorporated by reference to Appendix B to the Proxy Statement)
Exhibit 10.3	Registrant's Umbrella Incentive Program (incorporated by reference to Appendix D to the Proxy Statement)
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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
SEARS HOLDINGS CORPORATION
By: /s/ William K. Phelan William K. Phelan Vice President and Controller
Date: April 14, 2006

EXHIBIT INDEX

Exhibit Number
Exhibit 10.1

Registrant's 2006 Stock Plan, as amended (incorporated by reference to Appendix C to the Proxy Statement for the Annual Meeting of Stockholders of Registrant held on April 12, 2006 (the "Proxy Statement"))

Exhibit 10.2	Registrant's 2006 Associate Stock Purchase Plan (incorporated by reference to Appendix B to the Proxy Statement)
Exhibit 10.3	Registrant's Umbrella Incentive Program (incorporated by reference to Appendix D to the Proxy Statement)